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                         Subsidiaries of the Registrants


        Subsidiary                                           Jursidiction
        ----------                                           ------------

                      Statia Terminals International N. V.
                                and Subsidiaries

Statia Terminals International N.V.                    *    Netherland Antilles
Statia Delaware Holdco II                              *    Delaware
Statia Terminals Southwest, Inc.                       *    Texas
Statia Terminals Delaware, Inc.                        *    Delaware
Statia Terminals, Inc.                                 *    Delaware
Statia Terminals Puerto Rico Corporation              **    Puerto Rico
Statia Steamship Agency, Inc.                         **    Florida
W. P. Company, Inc.                                    *    Delaware
Statia Terminals Virgin Island Corporation            **    U. S. Virgin Islands
Seven Seas Steamship Company, Inc.                     *    Florida
Seven Seas Steamship Company (St. Eustatius) N.V.      *    Netherland Antilles
Seven Seas Steamship Company N.V.                     **    Netherland Antilles
Statia Terminals Corporation N.V.                      *    Netherland Antilles
Statia Terminals Canada, Incorporated                       Nova Scotia
Point Tupper Marine Services Limited                   *    Nova Scotia
Sabatrust Company N.V.                                 *    Netherland Antilles
Bicen Development Corporation N.V.                     *    Netherland Antilles
Statia Terminals N.V.                                  *    Netherland Antilles
Statia Laboratory Services N.V.                        *    Netherland Antilles
Statia Tugs N.V.                                       *    Netherland Antilles
Statia Shipping N.V.                                  **    Netherland Antilles


                      Statia Terminals Canada, Incorporated
                                 and Subsidiary

Point Tupper Marine Services Limited                   *    Nova Scotia



*    Subsidiary Guarantor of the $135.0 million, 11-3/4%  First Mortgage Notes.
**   Non-operating subsidiary to be dissolved.